                                                                    EXHIBIT 99.3

 It is                ELECTION FORM/LETTER OF TRANSMITTAL
 recommended
 that you return          PLEASE SEE THE "ELECTION
 this form with         INFORMATION AND INSTRUCTIONS
 Richton                        BOOKLET" FOR
 stock certificates  INFORMATION AND INSTRUCTIONS ABOUT
 to The Bank of                   THIS FORM
 New York no
 later than 5              Return this form and your
 P.M., Eastern
 Time, on [one
 business day
 before the
 meeting]
              Richton International Corporation stock certificates
                      to The Bank of New York as follows:

            By Mail:                    Do you need assistance?         By Hand or Overnight Courier:
   Tender & Exchange Department        Call The Bank of New York         Tender & Exchange Department
          P.O. Box 11248                     1-800-507-9357                   101 Barclay Street
      Church Street Station                                               Receive and Deliver Window
  New York, New York 10286-1248                                            New York, New York 10286


 1. About You and Your Shares--Indicate Address Changes as Necessary Below
--------------------------------------------------------------------------------
                                     Taxpayer Identification Number:

                                     Certificate Number(s):

                                     Total Certificated Shares:
--------------------------------------------------------------------------------
 2. Election Options and Required Signatures--Complete A, B and C. All
    Richton certificates MUST accompany this form (except as set forth in
    Section 2 of the Instructions.
--------------------------------------------------------------------------------
 A) Options--Choose ONE

 [_] 1. Exchange.all Richton [_] 2. Exchange.all         [_] 3. Exchange.
        shares for the cash         Richton shares for          Richton
        election                    the stock election          shares for the
                                                                cash election and the
                                                                remainder for the
                                                                stock election

 B) Required Signatures--All Richton stockholders must sign below. The stockholder whose Social Security Number is printed above must sign the W-9.

 X____________________________________________________________________________
 Signature of Stockholder                              Date

 X____________________________________________________________________________
 Signature of Stockholder                              Date
 (If joint account)

 (   )    -
 -------------------------------------------------------------------------------
 Area Code and Daytime Phone

 The signatory above applies for registration in the share register of Deere & Company as the owner of such number of registered shares resulting from the exchange of Richton shares and declares that such signatory has acquired the registered Deere common stock, if any, in such signatory's own name and for such signatory's own account.

 -----------------------------------

                        (Continued on the reverse side)

 C) W-9                Part 1--         Part 3--By signing below, you are
    Certification/                      certifying that you have not been
    Substitute                          notified by the Internal Revenue
    Form W-9                            Service ("IRS") that you are subject
                 PLEASE PROVIDE YOUR    to backup withholding as a result of
                       TAXPAYER         a failure to report all interest and
                IDENTIFICATION NUMBER   dividends or that the IRS has
                  ("TIN") BELOW AND     notified you that you are no longer
 Department of    CERTIFY THAT IT IS    subject to backup withholding. You
 the Treasury    YOUR CORRECT TIN BY    must cross out this Part 3 if this
 Requested for    SIGNING AND DATING    certification does not apply to you.
 Taxpayer               BELOW
 Identification
 Number and
 Certification                          ----------------------------------------

                -----------------------
                       Taxpayer
                    Identification      Part 4--Check this [_] if you are
                    Number, Social      awaiting a TIN.
                  Security Number or    ----------------------------------------
                       Employer         CERTIFICATION--Under penalties of
                Identification Number   perjury, I certify that:
                                        (1) The number shown on this form is
--------------------------------------- my correct Taxpayer Identification
 Part 2--Check this [_] if you are      Number (or I am waiting for a number
 exempt from backup withholding.        to be issued to me) and either (a) I
--------------------------------------- have mailed or delivered an application to receive a taxpayer
 3. Special Transfer or Payment         identification number to the
    Instructions                        appropriate Internal Revenue Service
                                        Center or Social Security
--------------------------------------- Administration Office or (b) I intend to mail or deliver an application in
 The check and/or Deere common stock    the near future. I understand that if
 certificates from the exchange will    I do not provide a taxpayer
 be issued in the name(s) printed in    identification number by the time of
 Section 1 unless you indicate a        payment, 30.5% of all reportable
 different name below. Your signature   payments made to me will be withheld;
 and a Signature Guarantee are          (2) I am not subject to backup
 required. The Substitute W-9 to the    withholding either because (a) I am
 right must be completed by the new     exempt from backup withholding, (b) I
 account holder.                        have not been notified by the
 -------------------------------------- Internal Revenue Service ("IRS") that
 Name                                   I am subject to backup withholding as
 -------------------------------------- a result of a failure to report all
 Address                                interest or dividends, or (c) the IRS
 -------------------------------------- has notified me that I am no longer
 City-State-ZIP Code                    subject to backup withholding; and
                                        (3) I am a U.S. person (including
                                        U.S. resident alien).
 X___________________________________  ______________________________________
 Authorized Signature(s)
                                        Certification Instructions. You must
-------------------------------------   cross out item 2 above if you have
                                        been notified by the IRS that you are
                                        currently subject to backup
[LOGO OF MEDALLION STAMP APPEARS HERE]  withholding because you have failed to report all interest and dividends
                                        on your tax return.

                                        ----------------------    ------------
                                               Signature              Date


                                        NOTE: FAILURE TO COMPLETE AND RETURN
                                        THIS FORM MAY RESULT IN BACKUP
                                        WITHHOLDING OF 30.5% OF ANY PAYMENTS
                                        MADE TO YOU PURSUANT TO THE OFFER.
                                        PLEASE REVIEW ENCLOSED GUIDELINES FOR
                                        CERTIFICATION OF TAXPAYER
                                        IDENTIFICATION NUMBER ON SUBSTITUTE
                                        FORM W-9 FOR ADDITIONAL DETAILS.
--------------------------------------------------------------------------------

 4. Special Delivery Instructions       5. Notice of Guaranteed Delivery

--------------------------------------------------------------------------------

 The Deere common stock certificates
 and/or check will be mailed to the
 address shown in Section 1 unless you
 indicate a different address below:    --------------------------------------
                                        Name of Firm

                                        --------------------------------------
 -------------------------------------- Authorized Signature
 Name
                                        --------------------------------------
 -------------------------------------- Title
 Address
                                        --------------------------------------
 -------------------------------------- Address
 City-State-ZIP Code
                                        --------------------------------------
                                        City-State-ZIP Code

                                        Area Code and Telephone
                                        Number(s): __________________________

                                        Date: _______________________________

                       RICHTON INTERNATIONAL CORPORATION

                 ELECTION INFORMATION AND INSTRUCTIONS BOOKLET

   This booklet provides answers to frequently asked questions, briefly describes your options, and provides information and instructions on how to make your election. We urge you to read the instructions carefully and review the Frequently Asked Questions, as well as the enclosed proxy statement/prospectus dated July [ ], 2001. After reviewing these materials, complete the Election Form/Letter of Transmittal and send it in the enclosed envelope along with your stock certificate(s) to our exchange agent, The Bank of New York. If you have additional questions after reading this material, you should contact The Bank of New York at 1-800-507-9357 (toll free).

   The deadline for receipt of your Election Form/Letter of Transmittal is 5:00 p.m., Eastern Time, on the business day next preceding the effective time of the merger of a subsidiary of Deere & Company and Richton. The merger is expected to close on [day], [ ], 2001, thereby making the deadline for receipt of your Election Form/Letter of Transmittal at 5:00 p.m., Eastern Time, on [day], [ ], 2001. Deere and Richton may extend the effective time of the merger to a later date, in which case the election deadline would be extended to the business day next preceding the actual date of the effective time. Richton expects to announce the anticipated effective time of the merger by means of a press release when the final exchange ratio is determined after 4:00 p.m., Eastern Time, on the second trading day prior to the effective time of the merger.

FREQUENTLY ASKED QUESTIONS

1. Why have I been sent an Election Form/Letter of Transmittal?

   Richton International Corporation, Deere & Company and Green Mergersub, Inc., a wholly owned subsidiary of Deere, entered into an Agreement and Plan of Merger dated as of May 29, 2001. Pursuant to the merger agreement, Richton will merge with and into Green Mergersub, with Green Mergersub continuing as the surviving corporation. The merger agreement is attached as Annex A to the enclosed proxy statement/prospectus. As a result of the merger, you, as a Richton stockholder, have the option to elect to receive cash, Deere common stock, or a combination of the two in exchange for your shares of Richton common stock. Your ability to receive cash or Deere common stock may be limited as more fully described in the answers to Questions 9 and 11 below.

2. What is the purpose of the Election Form/Letter of Transmittal?

   The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election as to the form of payment for your Richton shares. Second, it provides you with instructions on how to surrender your stock certificates in order to receive your payment.

3. What do I do with the Election Form/Letter of Transmittal?

   The Election Form/Letter of Transmittal is divided into four sections, with corresponding instructions for completing each section beginning on page 6 of this booklet.

   Complete, sign and date the Election Form/Letter of Transmittal and mail it to the exchange agent in the enclosed GREEN envelope along with your stock certificate(s) representing shares of Richton common stock. By signing the Election Form/Letter of Transmittal, you agree to surrender your stock certificate(s) in exchange for cash, Deere common stock or a combination of both. You also confirm the tax identification number that has been provided on the Election Form/Letter of Transmittal is correct and that you have complied with all the requirements stated in the instructions. Please note that if your Richton shares are held in a joint account, then signatures of both owners are required.

   Consistent with the terms of the merger agreement, the Election Form/Letter of Transmittal authorizes The Bank of New York, as the exchange agent, to take all actions necessary to accomplish the delivery of the Deere stock certificates representing Deere common stock and/or cash in exchange for your Richton shares.

   You must return your stock certificate(s) representing your Richton shares along with the Election Form/Letter of Transmittal in the enclosed GREEN envelope. Do not sign the back of the stock certificate(s).

4. What if I fail to make an election?

   If you do not make an election, you will receive either Deere common stock, cash or a combination of Deere common stock and cash for each of your shares of Richton common stock, depending on the number of Richton stockholders that elect to receive cash. Failure to send in the Election Form/Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Promptly following the effective time of the merger, The Bank of New York will mail a letter of transmittal to any stockholder of record as of the effective time of the merger who has not returned an Election Form/Letter of Transmittal. A stockholder who has not completed and returned the Election Form/Letter of Transmittal should complete and return the letter of transmittal received after the effective time, together with his or her stock certificates, in order to receive the merger consideration.

5. What happens if I miss the election deadline?

   Missing the election deadline is the same as failing to make an election.

6. When can I expect to receive my new stock certificates or cash?

   You will receive your new stock certificates or cash within 15 to 20 business days after the effective time of the merger.

7. Do I have to send in my Richton stock certificate(s)?

   Yes, whether you make the cash election, the stock election or a combination of both, you must return your Richton stock certificate(s) with your completed Election Form/Letter of Transmittal.

8. What if I cannot locate my stock certificate(s)?

   If you cannot locate your stock certificate(s), you must contact Richton's transfer agent, First City Transfer Company, Attention: Monica Tobey, at (732) 906-9227, extension 10, immediately for instructions on how to replace your lost stock certificate(s). If your replacement certificate(s) are not received by the exchange agent before the election deadline, you will be treated as if you did not make an election (see Question 4).

9. What will I receive in the merger?

   You have the right to elect to receive, in exchange for your shares of Richton common stock, cash, Deere common stock or a combination of both. However, if you elect to receive a combination of cash and stock, you may not elect to receive different forms of consideration for a single share of Richton common stock. If you only own one share of Richton common stock, make the stock election and the exchange ratio is less than 1, you will not receive a fractional share of Deere common stock. Instead, you will receive cash in lieu of a fractional share of Deere common stock. Under the terms of the merger agreement, you have the following options:

  . The "cash election," which consists of the right to receive in cash from Deere an amount equal to $36.1299 for each share of Richton common stock, subject to the possible proration as described below.

If the total number of cash election shares exceeds 49% of the number of shares of Richton common stock outstanding immediately prior to the effective time, then the cash election shares will be converted into the right to receive cash and Deere common stock in the following manner:

    . each cash election share will be converted into (A) the right to receive an amount in cash equal to the product of (x) $36.1299 and
       (y) the cash proration factor and (B) a fraction of a share of Deere common stock equal to the product of (x) the exchange ratio and (y) a fraction equal to one minus the cash proration factor; and

    . the cash proration factor will be a fraction, (A) the numerator of which will be 49% of the number of shares of Richton common stock outstanding immediately prior to the effective time minus the total number of dissenting shares and (B) the denominator of which will be the total number of cash election shares.

  . The "stock election," which consists of the right to receive from Deere, that fraction of a share of Deere common stock equal to the exchange ratio. The exchange ratio is equal to the result obtained by dividing $36.1299 by the average closing sales price of Deere common stock, as reported on the New York Stock Exchange for the period of the ten consecutive trading days ending on the second full trading day prior to the effective time. However, if such average closing sales price of Deere common stock is equal to or more than $42.9375, then the exchange ratio will be fixed at 0.8415.

  . You may also elect to receive the cash election for some of your Richton shares and the stock election for your remaining Richton shares. However, you may not elect to receive different forms of consideration for a single share of Richton common stock.

  . If none of the above options are chosen, you will receive (A) if the total number of cash election shares exceeds 49% of the number of shares of Richton common stock outstanding immediately prior to the effective time, the right to receive from Deere, that fraction of a share of Deere common stock equal to the exchange ratio, or (B) if the total number of cash election shares is less than or equal to 49% of the number of shares of Richton common stock outstanding immediately prior to the effective time, the right to receive cash and Deere common stock in the following manner:

    . each non-electing share will be converted into (A) the right to receive an amount in cash equal to the product of (x) $36.1299 and
       (y) the non-election proration factor and (B) a fraction of a share of Deere common stock equal to the product of (x) the exchange ratio and (y) a fraction equal to one minus the non-election proration factor; and

    . the non-election proration factor will be a fraction, (A) the numerator of which will be the lesser of (x) the total number of non-electing shares and (y) 49% of the number of shares of Richton common stock outstanding immediately prior to the effective time minus the total number of cash election shares and (B) the denominator of which will be the total number of non-electing shares.

10. When will a final exchange ratio be announced?

   Deere and Richton will determine the final exchange ratio on the second trading day prior to the effective time of the merger.

11. If I choose the cash election, will I be assured of receiving only cash?

   No. The total number of shares of Richton common stock which may be converted into cash in the merger may not exceed 49% of the total number of shares of Richton common stock outstanding immediately prior to the effective time of the merger. If the total number of shares of Richton common stock with respect to which a cash election is made is greater than 49% of the total number of shares of Richton common stock outstanding immediately prior to the effective time of the merger, then the amount of cash a stockholder making the cash election will receive will be reduced on a pro rata basis with the other stockholders making a cash election so that the total cash paid to all such stockholders would equal no more than the cash that would have been paid if cash elections had been made only with respect to a number of shares equal to 49% of the shares of Richton common stock outstanding immediately prior to the effective time. In lieu of cash, each of the stockholders making the cash election will receive a number of shares of Deere common stock equal to the value, based on the final average trading price, of the cash that was reduced.

   In addition, if either of the tax opinions required pursuant to the merger agreement cannot be rendered by counsel to Deere or Richton, the amount of cash that Deere is required to pay in the merger will be reduced to the minimum extent necessary to enable the relevant tax opinion to be rendered.

12. If I choose the stock election, will I be assured of receiving only stock?

   Yes. Deere common stock will be issued for every share of Richton common stock for which a stock election is made. However, Deere will not issue fractional shares in the merger. Instead, you will be paid cash in lieu of a fractional share of Deere common stock.

13. Will I have to pay taxes on the proceeds when my shares are exchanged?

   The U.S. federal income tax consequences to you will depend upon whether you receive (i) solely Deere common stock, (ii) solely cash or (iii) a combination of Deere common stock and cash in the merger. If you receive solely Deere common stock in the merger, you will not recognize any taxable gain for U.S. federal income tax purposes except to the extent you receive cash in lieu of fractional shares of Deere common stock. If you receive solely cash or a combination of Deere common stock and cash in the merger, you generally will be subject to U.S. federal income tax to the extent you recognize any gain in the merger.

14. How and where should I send my signed documents and stock certificate(s)?

   A GREEN envelope addressed to the exchange agent, The Bank of New York, is enclosed with this package. Please use this envelope to return your Election Form/Letter of Transmittal, your Richton stock certificate(s), if applicable, and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: The Bank of New York, Attention: Tender & Exchange Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248. If you are mailing stock certificate(s), we recommend that you use Registered Mail, return receipt requested. Please do not return any of these documents to Deere or Richton.

   Until your Richton stock certificate(s) are actually delivered to the exchange agent, delivery is not effected, you hold title to the certificate(s) and you bear the risk of loss.

15. Are there any fees associated with the exchange of my Richton shares?

   There are no fees associated with the exchange of your shares of Richton common stock. You may incur fees if you need to replace missing stock certificate(s).

16. How do I change my address on the Election Form/Letter of Transmittal?

   You should cross out any incorrect address information that is printed on the Election Form/Letter of Transmittal in Section 1. Clearly print your correct address in the place beside the printed information. If you would like to receive your payment at a different address from that in Section 1, you must complete the requested information in Section 4 of the Election Form/Letter of Transmittal.

17. What do I do if:

  .  I want to change the name on my account?

  .  I want to have my check made payable to someone else?

  .  The owner or co-owner of the shares is deceased?

Please complete Section 3 of the Election Form/Letter of Transmittal in order to transfer the Deere common stock or cash to someone else. You will be responsible for any taxes arising from any of those changes. For more information, refer to the instructions below for completing Section 3.

18. Can I change or revoke my election?

   Yes. You can change or revoke your election by giving written notice to the exchange agent at: The Bank of New York, Attention: Tender & Exchange Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248, prior to 5:00 p.m., Eastern Time, on the business day next preceding the date of the effective time of the merger. After this date, you may not change or revoke any election you have made with respect to the consideration you wish to receive in the merger.

19. What should I do with the enclosed proxy card?

   You should sign and mail your signed proxy card in the enclosed WHITE envelope marked "Proxy." Stockholders should NOT send any stock certificate(s) with their proxy card. However, Election Forms/Letters of Transmittal must be accompanied by stock certificates and/or by notices of guaranteed delivery in the GREEN envelope.

20. Who do I call if I have additional questions?

   You may contact The Bank of New York, the exchange agent, at 1-800-507-9357 (toll free).

   The enclosed Election Form/Letter of Transmittal, which must be accompanied by either stock certificates or by notice of guaranteed delivery, should be returned to The Bank of New York in the enclosed GREEN envelope. The address that you should send your Form of Election/Letter of Transmittal to will depend on the method of delivery that you choose. The available options and relevant addresses for The Bank of New York are listed on the back cover of this booklet.

                          INSTRUCTIONS FOR COMPLETING
                    THE ELECTION FORM/LETTER OF TRANSMITTAL

                               ----------------

   These instructions are for the accompanying Election Form/Letter of Transmittal for the registered stockholders of Richton International Corporation. All elections are subject to the merger agreement that was furnished to stockholders as part of the proxy statement/prospectus dated July [ ], 2001.

   We cannot guarantee that you will receive the form of payment that you elect. We do intend to honor effective elections to the maximum extent possible. It is very important that you complete, sign and return the Election Form/Letter of Transmittal before the effective time of the merger. The merger
is scheduled to close on [    ], 2001, unless the effective time is extended.
Please use the enclosed GREEN envelope, addressed to The Bank of New York, to return the Election Form/Letter of Transmittal, together with all of your Richton stock certificates. All stock certificates must be submitted no matter what election you make. If some of your shares are held by a broker, bank or other nominee, please consult with your broker, bank or other nominee on what to do with those shares.

SECTION 1. ABOUT YOU AND YOUR SHARES

   Part I of the Election Form/Letter of Transmittal shows your Taxpayer Identification Number (TIN) and the number and type of shares owned by you as reflected in the records of Richton at the time of mailing of these instructions.

   If your Richton stock certificate(s) is lost, please contact Richton's transfer agent, First City Transfer Company, Attention: Monica Tobey, at (732) 906-9227, extension 10, immediately for instructions on how to replace your Richton stock certificate(s).

   Cross out any incorrect address information that is printed in this area on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

SECTION 2. ELECTION OPTIONS AND REQUIRED SIGNATURES

   The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your shares of Richton common stock. For more information, please refer to the proxy statement/prospectus dated July [ ], 2001. Regardless of the option you choose, your stock certificates or notice of guaranteed delivery must be returned with the Election Form/Letter of Transmittal for your election to be valid. If you do not hold shares in certificate form, you are still required to complete and return this Election Form/Letter of Transmittal.

   Any disputes regarding your election or the elections made by other Richton stockholders will be resolved by Deere or, if authorized by Deere, the exchange agent, and its decision will be final for all parties concerned. Deere or, if authorized by Deere, the exchange agent, has the absolute right to reject any and all Election Forms/Letters of Transmittal which it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the exchange agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the election deadline.

A)Payment Options

   Select ONE of the following options:

     1. The Cash Election.

     2. The Stock Election.

     3. A Combination of the Cash Election and the Stock Election.

   If you select option 3 you must write in the number of shares of Richton common stock for which you want the cash election and the number of shares of Richton common stock for which you want the stock election in the spaces provided, which together should equal the total number of shares of Richton common stock you own. You cannot elect to receive a combination of cash and stock for a single share of Richton common stock. If you only own one share of Richton common stock, make the stock election and the exchange ratio is less than 1, you will not receive a fractional share of Deere common stock. Instead, you will receive cash in lieu of a fractional share of Deere common stock.

B)Required Signatures

   All individuals listed on the account must sign the Election Form/Letter of Transmittal. Please be sure to include your daytime telephone number.

C)W-9 Certification

   Certify that the Taxpayer Identification Number (TIN) printed on the front of the form is correct by writing it in the space provided in Part 1. Regardless of whether you have previously furnished a TIN,

Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the W-9 Certification.

   If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the Richton shares.

UNLESS THERE ARE SPECIAL TRANSFER OF PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

  a) Verify the election you have chosen;

  b) Sign, date and include your daytime phone number;

  c) Verify the SSN or TIN printed on the form and sign the W-9 certification; and

  d) Include your Richton stock certificate(s), if applicable, along with the Election Form/Letter of Transmittal in the enclosed GREEN envelope.

SECTION 3. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

   If you want your shares of Deere common stock registered in, or your check made payable to, a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

   First, print the name(s) and address(es) of the person(s) to receive the shares of Deere common stock in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Richton stock certificate(s), if applicable, and your Election Form/Letter of Transmittal.

 Name change due to marriage or transfer of ownership to another individual:

   1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

 Stockholder whose name is printed on the Election Form/Letter of Transmittal is deceased. You are the executor or administrator of the estate:

   1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

   2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

 The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

   1. Provide a certified (under raised seal) copy of death certificate.

   2. Survivor's signature (signature guarantee is not necessary in this case).

   3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

 The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

   1. Provide a certified (under raised seal) copy of death certificate.

   2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

 The account is a custodial account and the former minor has reached the legal age of majority:

   1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

   3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

 If the request is being made by the minor who has now reached the age of majority:

   1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

 You want to have the account registered in the name of a trust:

   1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

   2. Provide a copy of the first and last pages of the trust agreement.

   3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the enclosed Instructions for Completing Substitute Form W-9 for more detailed information.

   If your circumstances differ from those listed above, or if you have any other questions, please contact The Bank of New York at 1-800-507-9357 (toll free).

SECTION 4. SPECIAL DELIVERY INSTRUCTIONS

   Complete this area only if you want the stock certificate(s) of Deere common stock and/or check resulting from your election to be delivered to an address other than the one printed in Section 1 on the Election Form/Letter of Transmittal.

   Note: Your address of record will not be affected by completing this section.

SECTION 5. NOTICE OF GUARANTEED DELIVERY

   Complete this area if you are not delivering your stock certificate(s) with the Election Form/Letter of Transmittal and will be completing the enclosed Notice of Guaranteed Delivery. Shareholders whose certificate(s) for shares of Richton common stock are not immediately available or who cannot deliver their certificate(s) for shares of Richton common stock to The Bank of New York on or prior to the election deadline or for Book-Entry Confirmation may make an effective election for their Richton common stock by properly completing and duly executing the enclosed Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution,
(ii) a properly completed and duly executed Notice of Guaranteed Delivery must be received by The Bank of New York on or prior to the election deadline, and
(iii) the certificate(s) evidencing all physically surrendered shares of Richton common stock or Book-Entry Confirmations, as the case may be, together with a properly completed and duly executed Election Form/Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other documents required by this Election Form/Letter of Transmittal, must be received by The Bank of New York within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. Please read the Notice of Guaranteed Delivery for more information.

                             DELIVERY INSTRUCTIONS

                              The Bank of New York

                  For information (toll free): (800) 507-9357

           By Mail:                By Facsimile Transmission:     By Hand or Overnight Courier:
 Tender & Exchange Department           (212) 815-6213            Tender & Exchange Department
        P.O. Box 11248                                                 101 Barclay Street
     Church Street Station                                         Receive and Deliver Window
 New York, New York 10286-1248                                      New York, New York 10286

                              To Confirm Facsimile
                                 Transmissions:

                        (For Eligible Institutions Only)

                                 (212) 815-6156
                            (For Confirmation Only)

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